UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12 , 2013

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer I.D. No.)
jurisdiction of incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On or about August 12, 2013, One Liberty entered into an agreement with DK Fort Mill LLC and DK Distribution LLC to purchase an approximately 700,000 square foot industrial facility located in Fort Mill, South Carolina for approximately $39 million.  One Liberty anticipates that at least 50% of the purchase price will be financed with mortgage debt. The property is leased until 2029 to Northern Tool & Equipment Company, Inc. and Northern Tool & Equipment Catalog Company, Inc. and serves as a principal distribution center for the tenants’ products, which include industrial grade and personal use power tools and equipment. The closing of this transaction is subject to customary closing conditions, including completion of a satisfactory due diligence review.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: August 16, 2013	By:	/s/ David W. Kalish
David W. Kalish
Chief Financial Officer